Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “CALIBERCOS INC.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF DECEMBER, A.D. 2019, AT 1:51 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6922115 8100	Authentication: 204156435
SR# 20198457492	Date: 12-06-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
STATE OF DELAWARE	Delivered 01:51 PM 12/05/2019
FILED 01:51 PM 12/05/2019
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CALIBERCOS INC.	SR 20198457492 - File Number 6922115

CALIBERCOS INC., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

A.          The name of the Corporation is CALIBERCOS INC. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 7, 2018.

B.           This Second Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.           Immediately prior to the Effective Time (as defined below) of this Amended and Restated Certificate, the total number of shares of all classes of capital stock, which the Corporation was authorized to issue was one hundred twenty five million (125,000,000) shares (the “Authorized Shares”). The Authorized Shares consisted of one hundred million (100,000,000) shares of Class A Common Stock (the “Class A Common Stock”), par value $0.001 per share, fifteen million (15,000,000) shares of Class B Common Stock, par value $0.001 per share, (“Class B Common Stock”), and ten million (10,000,000) shares of preferred stock (“Preferred Stock”), par value $0.001 per share, including two million five hundred sixty-four thousand one hundred three (2,564,103) shares designated “Series A Preferred Stock”.

D.           The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation shall be CaliberCos Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1012 College Road, Suite 201, Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is Telos Legal Corp.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:

A.           Upon this Amended and Restated Certificate becoming effective pursuant to the DGCL (the “Effective Time”), the total number of shares of capital stock which the Corporation has authority to issue is one hundred thirty seven million five hundred thousand (137,500,000) shares consisting of:

(i)              One hundred fifteen million (115,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), consisting of one hundred million (100,000,000) shares designated Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) and fifteen million (15,000,000) shares designated Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”) and

(ii)             Twenty two million five hundred thousand (22,500,000) shares of preferred stock (“Preferred Stock”), par value $0.001 per share, including two million five hundred sixty-four thousand one hundred three (2,564,103) shares designated “Series A Preferred Stock” and twelve million five hundred thousand (12,500,000) shares designated “Series B Preferred Stock”.

B.           The board of directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of additional shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C.           Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

1.            Voting Rights.

(i)              Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii)             Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)            Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any certificate filed with the Secretary of State establishing the terms of a series of Preferred Stock in accordance with Article 4B above) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or this Amended and Restated Certificate (including any certificate filed with the Secretary of State establishing the terms of a series of Preferred Stock in accordance with Article 4B above).

2.            Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

3.            Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

4.            Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

5.            Equal Status. Except as expressly provided in this Article 4C, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock; provided that, if the holders of the Class A Common Stock or the holders of the Class B Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights. Any consideration to be paid to or received by holders of Class A Common Stock or holders of Class B Common Stock pursuant to any employment, consulting, severance, non-competition or other similar arrangement approved by the Board of Directors, or any duly authorized committee thereof, shall not be considered to be “consideration received per share” for purposes of the foregoing provision, regardless of whether such consideration is paid in connection with, or conditioned upon the completion of, such merger, consolidation, reorganization or other business combination.

6.            Conversion.

(i)           Defined Terms. As used in this Article 4C6, the following terms shall have the following meanings:

1.             “Affiliate” shall mean, as to any Person, (i) any other person that, directly or indirectly , is in control of, controlled by or is under common control with such Person, (ii) any corporation or organization (other than the Corporation or a majority owned subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which such Person has a substantial beneficial interest, (iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, (iv) any relative or spouse of such Person who has the same home as such Person, or (v) an officer of the Corporation or any of its subsidiaries.

2.             “Class B Stockholder” shall mean John C. Loeffler and Jennifer Schrader, each as a natural living person, and “Class B Stockholders” shall mean both of them.

3.             “Permitted Entity” shall mean, with respect to any individual Class B Stockholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Article 4C6(iii)(1) established by or for such individual Class B Stockholder , so long as such entity meets the requirements of the exception set forth in Article 4C6(iii)(1) applicable to such entity.

4.             “Person” shall means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

5.             “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article 4C6(i)(5):

(a)              the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(b)              entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

(c)              the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

6.            “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii)          Conversion Upon Notice. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii)         Automatic Conversion upon Transfer. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer:

1.            by a Class B Stockholder to the other Class B Stockholder or to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

(a)              a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(b)               a trust for the benefit of persons other than the Class B Stockholder so long as the Class B Stockholder has, sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(c)               a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(d)               an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class B Common Stock;

(e)               a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(f)                a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(g)               a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

2.            Notwithstanding the foregoing, if the shares of Class B Common Stock held by the Permitted Entity of a Class B Stockholder would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Internal Revenue Code) upon the death of such Class B Stockholder, and the Transfer of shares Class B Common Stock by such Class B Stockholder to the Permitted Entity did not involve a bona fide sale for an adequate and full consideration in money or money’s worth (as contemplated by Section 2036(a) of the Internal Revenue Code), then such shares will not automatically convert to Class A Common Stock if the Class B Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Internal Revenue Code upon the death of such Class B Stockholder (such time is referred to as the “Voting Shift”). If the Class B Stockholder does not, within five (5) business days following the mailing of the Corporation’s proxy statement for the first annual or special meeting of stockholders following the Voting Shift, directly or indirectly through one or more Permitted Entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(iv)          Conversion upon Death. Each share of Class B Common Stock held of record by a Class B Stockholder, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder; provided, however, that if the Class B Stockholder, or such Class B Stockholder’s Permitted Entity (in either case, the “Transferring Class B Stockholder”) Transfers exclusive Voting Control (but not ownership) of shares of Class B Common Stock to the other Class B Stockholder (the “Transferee Class B Stockholder”), which Transfer of Voting Control is contingent or effective upon the death of the Transferring Class B Stockholder, then each share of Class B Common Stock that is the subject of such Transfer shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (a) nine (9) months after the date upon which the Transferring Class B Stockholder died, or (b) the date upon which the Transferee Class B Stockholder ceases to hold exclusive Voting Control over such shares of Class B Common Stock; provided, further, that if the Transferee Class B Stockholder shall die within nine (9) months following the death of the Transferring Class B Stockholder, then a trustee designated by the Transferee Class B Stockholder and approved by the Board of Directors may exercise Voting Control over: (x) the Transferring Class B Stockholders’ shares of Class B Common Stock and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (A) nine (9) months after the date upon which the Transferring Class B Stockholder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and (y) the Transferee Class B Stockholders’ shares of Class B Common Stock (or shares held by Permitted Entity established by or for the Transferee Class B Stockholder) and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon that date which is the earlier of: (A) nine (9) months after the date upon which the Transferee Class B Stockholder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and

(v)           Sunset Conversion. Notwithstanding the foregoing, all outstanding shares of Class B Common Stock will convert automatically into shares of Class A Common Stock upon the date that is the earliest of: (1) the date specified by a vote of the holders of not less than a majority of the outstanding shares of Class B Common Stock, (2) five years from the Effective Time, and (3) the date that the total number of shares of Class B Common Stock outstanding cease to represent at least ten percent (10%) of all outstanding shares of the Corporation’s Common Stock.

(vi)          Conversion Policies. The Board of Directors, or any duly authorized committee thereof, may, from time to time, establish such policies and procedures relating to the conversion of a share or shares of Class B Common Stock into a share or shares of Class A Common Stock and the general administration of this dual-Class Common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request or require that holders of a share or shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it may deem necessary or advisable to verify the ownership of such share or shares of Class B Common Stock and to confirm that an automatic conversion into a share or shares of Class A Common Stock has not occurred. If the Board of Directors, or a duly authorized committee thereof, determines that a share or shares of Class B Common Stock have been inadvertently Transferred in a Transfer that is not a Permitted Transfer, or any other event shall have occurred, or any state of facts arisen or come into existence, that would inadvertently cause the automatic conversion of such shares into Class A Common Stock pursuant to Article 4C6(iii), and the transferor shall have cured or shall promptly cure such inadvertent Transfer or the event or state of facts that would inadvertently cause such automatic conversion, then the Board of Directors, or a duly authorized committee thereof, may determine that such share or shares of Class B Common Stock shall not have been automatically converted into Class A Common Stock pursuant to Article 4C6(iii).

(vii)        Record Date of Conversion. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Article 4C6, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section shall be retired and may not be reissued.

(viii)       Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

D.           Series A Preferred Stock. The Series A Preferred Stock shall have the specific powers, preferences, rights, relative participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below:

1.            Number; Rank. The Series A Preferred Stock consists of two million five hundred sixty-four thousand one hundred three (2,564,103) shares. Except as otherwise provided herein, the Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Series B Preferred Stock, the Class A Common Stock and the Class B Common Stock, and all classes and series of stock of the Corporation now authorized, issued or outstanding (collectively, “Junior Securities”).

2.            Dividends. The holders of shares of the Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive, when and if declared by the board of directors, out of the assets of the Corporation legally available therefore, dividends at the annual rate of twelve percent (12%) on the stated value thereof. Dividends shall be non-cumulative. No dividends or other distribution shall be paid on any Junior Securities unless and until the aforementioned twelve percent (12%) non-cumulative dividend is paid on each outstanding share of Series A Preferred Stock.

3.            Liquidation Preference.

(a)               In the event of (i) any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary,or (ii) a sale of all or substantially all of the Corporation’s assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a “Change in Control Event”) (as it relates to the rights of the holders of the Series A Preferred Stock referenced in this Section D3(a), each of the events referenced in Section D3(a)(i) and D3(a)(ii) shall be known as a “Liquidation”), the Holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made in respect of any Junior Securities, cash in an amount equal to $2.25 (the “Stated Value”) for each one (1) share of Series A Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) plus an amount equal to all declared and accrued but unpaid dividends thereon to the date of such payment. If upon the Liquidation, the assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the entire assets of the Corporation legally available for distribution shall be distributed pro rata among the holders of the Series A Preferred Stock.

(b)               If upon any Liquidation, payment shall have been made to the Holders of Series A Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Section D3(a) hereof, and payment shall have been made to the Holders of Series B Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Section E2(a) hereof, the entire remaining assets, if any, of the Corporation available for distribution to stockholders shall be distributed to the holders of Class A Common Stock and Class B Common Stock pro rata.

(c)               The Corporation shall give each Holder of Series A Preferred Stock written notice of any Liquidation not later than thirty (30) days prior to any meeting of stockholders to approve such Liquidation or, if no meeting is to be held, not later than forty-five (45) days prior to the date of such Liquidation.

4.            Optional Conversion of Series A Preferred Stock. The Holders of Series A Preferred Stock shall have conversion rights as follows:

(a)               At any time prior to a redemption of the Series A Preferred Stock by the Corporation as provided for in Section D5 or a mandatory conversion of the Series A Preferred Stock as provided for in Section D6, at the option of a Holder, the issued and outstanding Series A Preferred Stock shall be convertible at any time and without the payment of additional consideration by the Holders thereof into shares of Class A Common Stock on the Optional Conversion Date (as hereinafter defined) at a conversion rate of one and one-quarter (1 1/4) shares of Class A Common Stock subject to adjustment as provided in Section D4 hereof, for every one (1) share of Series A Preferred Stock at the Stated Value (also as adjusted for stock splits, combinations, reorganizations and the like that affect the Stated Value) (the “Conversion Rate”).

(b)               To effect the optional conversion of shares of Series A Preferred Stock in accordance with Section D4(a) hereof, the Holder of record shall make a written demand for such conversion (a “Conversion Demand”) upon the Corporation at its principal executive offices setting forth therein (i) the number of shares of conversion, (ii) the certificate or certificates representing such shares, and (iii) the proposed date of such conversion, which shall be a business day not less than fifteen (15) days nor more than thirty (30) days after the date of such Conversion Demand (the “Optional Conversion Date”). Within five (5) days of receipt of the Conversion Demand, the Corporation shall give written notice (a “Conversion Notice”) to the demanding Holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing any shares not yet tendered are to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such Holder at such Holder’s address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation. On or before the Optional Conversion Date, each Holder of the Series A Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Corporation shall issue and deliver to such Holder, or its nominee, at such Holder’s address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(c)               No fractional shares of Class A Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the Holder would be entitled but for the provisions of this Subsection 4(c) based on the number of shares of Series A Preferred Stock held by such Holder, the Corporation shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Class A Common Stock. No cash shall be paid to any Holder of Series A Preferred Stock by the Corporation upon conversion of Series A Preferred Stock by such Holder.

(d)               The Corporation shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized by unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

(e)               All outstanding shares of Series A Preferred Stock to be converted pursuant to the Conversion Notice shall, on the Optional Conversion Date, be converted into Class A Common Stock for all purposes, notwithstanding the failure of the Holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Optional Conversion Date, (i) no such share of Series A Preferred Stock to be converted pursuant to the Conversion Notice shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) the Holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Class A Common Stock into which such shares to be converted pursuant to the Conversion Notice have been converted. On the Optional Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

(f)                In case the Corporation shall (i) effect a reorganization, (ii) undergo a Change in Control Event, or (iii) enter into any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made whereby, subject to Section 3(a) hereof, each share of Series A Preferred Stock shall, after such transaction, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such transaction, or to which assets shall have been sold in such transaction, to which the Holder of shares of Series A Preferred Stock would have been entitled if it had held the Class A Common Stock issuable upon the conversion of such shares of Series A Preferred Stock on the record date, or, if none, immediately prior to such transaction, at the Conversion Rate in effect on such date. The provisions of this Subsection 4(f) shall similarly apply to successive transactions.

(g)               If the Corporation shall (i) declare a dividend or other distribution payable in securities, (ii) split its outstanding shares of Class A Common Stock into a larger number, (iii) combine its outstanding shares of Class A Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Class A Common Stock including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing entity (any such corporate event, an “Event”), then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series A Preferred Stock will equal the number of shares of Class A Common Stock that would otherwise be issued but for such Event.

(h)               Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Subsection 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to each Holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and setting forth in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series A Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Rate in effect at such time for the Series A Preferred Stock; and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property that at such time would be received upon the conversion of the Series A Preferred Stock.

(i)                 In the event any record date is fixed for the purpose of (i) determining the holders of any class or series of stock or other securities who are entitled to receive any dividend or other distribution or (ii) to effect a Liquidation, the Corporation shall mail to each Holder of Series A Preferred Stock at least thirty (30) days prior to the record date set forth therein a notice setting forth (A) such record date and a description of such dividend or distribution; or (B) (1) the date on which any such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up is expected to become effective; and (2) the time, if any is to be fixed, as to when the Holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(j)           All outstanding shares of Series A Preferred Stock shall, on the Forced Conversion Date, be converted into Class A Common Stock for all purposes, notwithstanding the failure of any Holder or Holders thereof to surrender any certificate representing such shares on or prior to such date. On and after the Forced Conversion Date, (i) no share of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) each Holder of Series A Preferred Stock, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Class A Common Stock into which such shares shall have been converted. On the Forced Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

5.            Redemption.

(a)          All outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation on the fourth anniversary of the issuance of such shares (the “Redemption Date”) at a price equal to $2.25 per share, plus any dividends declared and accrued but unpaid thereon (the “Redemption Price”), in one (1) installment payable not more than sixty (60) days after receipt by the Corporation of the shares of Series A Preferred Stock being redeemed. The Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Nevada law governing distributions to stockholders. If on the Redemption Date the law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(b)          At any time during the one (1) year period immediately preceding the Redemption Date, and at no time prior to such period, the Corporation may redeem shares of Series A Preferred Stock at a price equal to $2.3625 per share.

(c)          The Corporation shall send written notice of the optional or mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock not less than forty (40) days prior to each Redemption Date. Each Redemption Notice shall state:

(i)               the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii)              the Redemption Date and the Redemption Price;

(iii)            the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4(a)): and

(iv)            stock (or other securities) for securities or other property deliverable upon such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up.

(d)           The converting Holder shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock.

(e)           The Corporation will not, by amendment of its certificate of incorporation, as amended from time to time, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Subsection 5 by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of this Subsection 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

6.            Mandatory Conversion of Series A Preferred Stock.

(a)           Upon the Class A Common Stock of the Corporation publicly trading at a per share price on a weighted average over twenty trading days at a market capitalization of at least $100 million, the Series A Preferred Stock will automatically be converted into the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock would be converted on the date of such occurrence (the “Forced Conversion Date”), in accordance with Section 4 hereof.

(b)           No fractional shares of Class A Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled but for the provisions of this Section 5(b), based on the number of shares of Series A Preferred Stock held by such Holder, the Corporation shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Class A Common Stock. No cash shall be paid to any Holder of Series A Preferred Stock by the Corporation upon conversion of Series A Preferred Stock by such Holder.

(c)           The Corporation shall give to each Holder of record of Series A Preferred Stock written notice of mandatory conversion at least ten (10) business days prior to the Forced Conversion Date, setting forth therein (i) the number of shares of Class A Common Stock into which such Holder’s shares of Series A Preferred Stock are to be converted based on such Conversion Rate; (ii) that the conversion is to be effective on the Forced Conversion Date; (iii) the address of the place or places at which the certificate or certificates representing such Holder’s shares of Series A Preferred Stock are to be surrendered; and (iv) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. Such notice shall be sent by first class mail, postage prepaid, to each Holder of record of Series A Preferred Stock at such Holder’s address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation. On or before the Forced Conversion Date, each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing all such Holder’s shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Forced Conversion Date and the surrender of the certificate or certificates representing shares of Series A Preferred Stock, the Corporation shall issue and deliver to each such Holder, or its nominee, at such Holder’s address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or , if none, of the Corporation a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(d)               On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(e)               If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(f)                Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

(g)               Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding.

(h)               Any notice required or permitted to be given to a holder of shares of Series A Preferred Stock shall be mailed, by first class mail, postage prepaid, to such Holder at such Holder’s address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation.

(i)                 Commencing one year following the issuance of Series A Preferred Stock, the Corporation shall establish and contribute to a reserve of funds on not less than a quarterly basis an amount that shall cumulatively be sufficient to pay any amounts due for the redemption of Series A Preferred Stock required under this Subsection 6. Quarterly contributions to the reserve shall not be less than one-twelfth (1/12) of the total amount needed to pay for the redemption of all of the Series A Preferred Stock then outstanding.

7.            Voting.

(a)               Except as otherwise expressly provided herein or as required by the law, the Holders of Series A Preferred Stock, Series B Preferred Stock and the holders of Class A Common Stock And Class B Common Stock shall vote together and not as separate classes. The Holders of Series A Preferred Stock and the Series B Preferred Stock shall be entitled to vote with the Common Stock as if their shares were converted into shares of Class A Common Stock. The Holders of shares of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to vote on all matters on which the Class A Common Stock and Class B Common Stock shall be entitled to vote. The Holders shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation.

(b)               At any time when at least 25% of the initially issued shares of Series B Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of a majority of the Series B Preferred Stock then outstanding voting separately as a single class: (i) alter the rights, powers or privileges of the Series B Preferred Stock or Bylaws in a way that adversely affects the Series B Preferred Stock; or (ii) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges that are senior to the Series B Preferred Stock in terms of the liquidation preference of the Series B Preferred Stock specifically referenced in Section E2(a).

8.            Amount of Noncash Dividends. Distributions or Consideration. Whenever a dividend or distribution provided for in Subsection 2 or 3 hereof (except as otherwise provided therein with respect to the payment of dividends in shares of Class A Common Stock) is to be made in, or any consideration received or paid by the Corporation consists of securities or other property, other than cash, the amount of such dividend, distribution or consideration shall be the fair market value of such securities or other property as determined in good faith by the board of directors.

E.            Series B Preferred Stock. The Series B Preferred Stock shall have the specific powers, preferences, rights, relative participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below:

1.            Number; Rank. The Series B Preferred Stock consists of twelve million five hundred thousand (12,500,000) shares. Except as otherwise provided herein, the Series B Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank junior to the Corporation’s Series A Preferred Stock and senior to the Class A Common Stock and Class B Common Stock.

2.            Liquidation Preference.

(a)               In the event of any dissolution, liquidation or winding up of the Corporation (a “Liquidation”), whether voluntary or involuntary, the Holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, after payment shall have been made to the Holders of Series A Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Article 4D3(a) hereof and before any payment or distribution shall be made in respect of any Junior Securities, cash in an amount equal to $4.00 (the “Stated Value”) for each one (1) share of Series B Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) plus an amount equal to all declared and accrued but unpaid dividends thereon to the date of such payment. If upon the Liquidation and after payment shall have been made to the Holders of Series A Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Article 4D3(a) hereof, the assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the entire assets of the Corporation legally available for distribution shall be distributed pro rata among the holders of the Series B Preferred Stock.

(b)               If upon any Liquidation, whether voluntary or involuntary, payment shall have been made to the Holders of Series A Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Article 4D3(a) hereof and payment shall have been made to the Holders of Series B Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Article 4E2(a) hereof, the entire remaining assets, if any, of the Corporation available for distribution to stockholders shall be distributed to the holders of Class A Common Stock and Class B Common Stock pro rata.

(c)               The Corporation shall give each Holder of Series B Preferred Stock written notice of any Liquidation not later than thirty (30) days prior to any meeting of stockholders to approve such Liquidation or, if no meeting is to be held, not later than forty-five (45) days prior to the date of such Liquidation.

3.            Optional Conversion of Series B Preferred Stock. The Holders of Series B Preferred Stock shall have conversion rights as follows:

(a)               At any time prior to a mandatory conversion of the Series B Preferred Stock as provided for in Subsection 4, at the option of a Holder, the issued and outstanding Series B Preferred Stock shall be convertible at any time and without the payment of additional consideration by the Holders thereof into shares of Class A Common Stock on the Optional Conversion Date (as hereinafter defined) at a conversion rate of one (1) share of Class A Common Stock subject to adjustment as provided in Subsection 3(a) hereof, for every one (1) share of Series B Preferred Stock at the Stated Value (also as adjusted for stock splits, combinations, reorganizations and the like that affect the Stated Value) (the “Conversion Rate”).

(b)               To effect the optional conversion of shares of Series B Preferred Stock in accordance with Section 4(a) hereof, the Holder of record shall make a written demand for such conversion (a “Conversion Demand”) upon the Corporation at its principal executive offices setting forth therein (i) the number of shares of conversion, (ii) the certificate or certificates representing such shares, and (iii) the proposed date of such conversion, which shall be a business day not less than fifteen (15) days nor more than thirty (30) days after the date of such Conversion Demand (the “Optional Conversion Date”). Within five (5) days of receipt of the Conversion Demand, the Corporation shall give written notice (a “Conversion Notice”) to the demanding Holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing any shares not yet tendered are to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such Holder at such Holder’s address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation. On or before the Optional Conversion Date, each Holder of the Series B Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Corporation shall issue and deliver to such Holder, or its nominee, at such Holder’s address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(c)               No fractional shares of Class A Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. In lieu of any fractional share to which the Holder would be entitled but for the provisions of this Subsection 3(c) based on the number of shares of Series B Preferred Stock held by such Holder, the Corporation shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Class A Common Stock. No cash shall be paid to any Holder of Series B Preferred Stock by the Corporation upon conversion of Series B Preferred Stock by such Holder.

(d)               The Corporation shall at all times when any shares of Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized by unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

(e)               All outstanding shares of Series B Preferred Stock to be converted pursuant to the Conversion Notice shall, on the Optional Conversion Date, be converted into Class A Common Stock for all purposes, notwithstanding the failure of the Holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Optional Conversion Date, (i) no such share of Series B Preferred Stock to be converted pursuant to the Conversion Notice shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series B Preferred Stock, and (ii) the Holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Class A Common Stock into which such shares to be converted pursuant to the Conversion Notice have been converted. On the Optional Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

(f)                In case the Corporation shall (i) effect a reorganization or (ii) enter into any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made whereby, subject to Subsection 3(a) hereof, each share of Series B Preferred Stock shall, after such transaction, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such transaction, or to which assets shall have been sold in such transaction, to which the Holder of shares of Series B Preferred Stock would have been entitled if it had held the Class A Common Stock issuable upon the conversion of such shares of Series B Preferred Stock on the record date, or, if none, immediately prior to such transaction, at the Conversion Rate in effect on such date. The provisions of this Subsection 3(f) shall similarly apply to successive transactions.

(g)               If the Corporation shall (i) declare a dividend or other distribution payable in securities, (ii) split its outstanding shares of Class A Common Stock into a larger number, (iii) combine its outstanding shares of Class A Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Class A Common Stock including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing entity (any such corporate event, an “Event”), then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series B Preferred Stock will equal the number of shares of Class A Common Stock that would otherwise be issued but for such Event.

(h)               Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Subsection 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to each Holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and setting forth in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series B Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Rate in effect at such time for the Series B Preferred Stock; and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property that at such time would be received upon the conversion of the Series B Preferred Stock.

(i)                 In the event any record date is fixed for the purpose of (i) determining the holders of any class or series of stock or other securities who are entitled to receive any dividend or other distribution or (ii) to effect a Liquidation, the Corporation shall mail to each Holder of Series B Preferred Stock at least thirty (30) days prior to the record date set forth therein a notice setting forth (A) such record date and a description of such dividend or distribution; or (B) (1) the date on which any such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up is expected to become effective; and (2) the time, if any is to be fixed, as to when the Holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(j)                 All outstanding shares of Series B Preferred Stock shall, on the Forced Conversion Date, be converted into Class A Common Stock for all purposes, notwithstanding the failure of any Holder or Holders thereof to surrender any certificate representing such shares on or prior to such date. On and after the Forced Conversion Date, (i) no share of Series B Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series B Preferred Stock, and (ii) each Holder of Series B Preferred Stock, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Class A Common Stock into which such shares shall have been converted. On the Forced Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

4.            Mandatory Conversion of Series B Preferred Stock.

(a)               Upon (i)  the closing of the sale of shares of the Corporation’s Class A Common Stock to the public in a firm-commitment underwritten public offering, (ii) a direct listing of the Corporation’s Class A Common Stock on a national stock exchange or the OTC, (iii) the date the Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934, (iv) the date of the sale of all or substantially all of the stock or assets of the Corporation, or (vi) the date of written consent or affirmative vote of a majority of the Series B Preferred Stock then outstanding, the Series B Preferred Stock will automatically be converted into the number of shares of Common Stock into which such shares of Series B Preferred Stock would be converted on the date of such occurrence (the “Forced Conversion Date”), in accordance with Section 4 hereof.

(b)               No fractional shares of Class A Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled but for the provisions of this Subsection 4(b), based on the number of shares of Series B Preferred Stock held by such Holder, the Corporation shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Class A Common Stock. No cash shall be paid to any Holder of Series B Preferred Stock by the Corporation upon conversion of Series B Preferred Stock by such Holder.

(c)               The Corporation shall give to each Holder of record of Series B Preferred Stock written notice of mandatory conversion at least ten (10) business days prior to the Forced Conversion Date, setting forth therein (i) the number of shares of Class A Common Stock into which such Holder’s shares of Series B Preferred Stock are to be converted based on such Conversion Rate; (ii) that the conversion is to be effective on the Forced Conversion Date; (iii) the address of the place or places at which the certificate or certificates representing such Holder’s shares of Series B Preferred Stock are to be surrendered; and (iv) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. Such notice shall be sent by first class mail, postage prepaid, to each Holder of record of Series B Preferred Stock at such Holder’s address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation. On or before the Forced Conversion Date, each Holder of Series B Preferred Stock shall surrender the certificate or certificates representing all such Holder’s shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Forced Conversion Date and the surrender of the certificate or certificates representing shares of Series B Preferred Stock, the Corporation shall issue and deliver to each such Holder, or its nominee, at such Holder’s address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or , if none, of the Corporation a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

(d)               Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

(e)               Any notice required or permitted to be given to a holder of shares of Series B Preferred Stock shall be mailed, by first class mail, postage prepaid, to such Holder at such Holder’s address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation.

FIFTH:              The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by written ballot unless required by the bylaws of the Corporation.

SIXTH:              In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation.

SEVENTH:        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH:          This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under Delaware law.

NINTH:             The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, the President and Secretary of the Corporation, as of December 4th, 2019.

/s/ John C. Loeffler
John C. Loeffler, President

/s/ Jade Leung
Jade Leung, Secretary

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